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                                                                   Exhibit 23(b)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 6, 2004 relating to the financial statements and financial statement schedule, which appears in UGI Utilities, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, PA
April 29, 2005